Exhibit 14


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the use of our report dated December 5, 2000 with respect to ING Growth & Income Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of Pilgrim Growth and Income Fund, Inc.


                                          /s/ ERNST & YOUNG LLP

New York, New York
January 17, 2001